Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-246314) on Form S-1 of Benitec Biopharma Inc. of our report dated September 23, 2020 relating to the consolidated financial statements of Benitec Biopharma Inc., appearing in the Annual Report on Form 10-K of Benitec Biopharma Inc. for the year ended June 30, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Squar Milner LLP

Campbell, California

October 1, 2020